Exhibit 99.1

HARRIS & HARRIS GROUP ANNOUNCES FORMATION OF

CO-INVESTMENT FUND FOR ACCREDITED INVESTORS

NEW YORK, NY—March 9, 2016—Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, announced today that it will begin offering limited numbers of accredited investors the opportunity to co-invest with Harris & Harris Group in its portfolio companies through a newly-formed co-investment fund that will be managed by Harris & Harris Group.

“A consistent question we heard from our shareholders and other attendees at our Meet the Portfolio Day events and in other conversations was, 'Can I invest directly in your portfolio companies?' As our portfolio companies grow, we have rights to invest in future rounds of financing if we so choose. These rights are often referred to as pre-emptive rights. We are excited to announce today that we will share, through our newly-formed co-investment fund, a portion of our rights with limited numbers of accredited investors, giving priority to those accredited investors who are also our shareholders,” said Douglas W. Jamison, Chief Executive Officer of Harris & Harris Group.

The opportunities to invest will be provided through H&H Co-Investment Partners, LLC, a newly formed entity that will be managed by Harris & Harris Group. We expect to solicit interest in separate series established by H&H Co-Investment Partners to invest in individual portfolio companies, ahead of potential future rounds of financing. We expect that accredited investors who have held Harris & Harris Group stock prior to the close of each financing will have priority in the allocation of these limited co-investment opportunities. We will provide more information on how accredited investors may subscribe to our offerings later this month.

About Harris & Harris Group

Harris & Harris Group is a publicly traded, internally managed business development company that builds transformative companies from disruptive science. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

506(c) Offering Legend

Securities of H&H Co-Investment Partners, LLC are expected to be offered and sold in reliance on the exemption from registration set forth in Section 506(c) under the Securities Act of 1933, as amended, or the "Securities Act". In accordance therewith, you should be aware that (i) the securities may be sold only to “accredited investors,” which for natural persons are investors who meet certain minimum annual income or net worth thresholds; (ii) the securities will only be offered in reliance on an exemption from the registration requirements of the Securities Act and will not be required to comply with specific disclosure requirements that apply to registration under the Securities Act; (iii) the Securities and Exchange Commission will not pass upon the merits of or give its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials; (iv) the securities will be subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities; investing in securities involves risk, and investors should be able to bear the loss of their investment; and (v) the securities offered will not be subject to the protections of the Investment Company Act.

Any performance data set forth herein represents past performance. Past performance does not guarantee future results. Current performance may be lower or higher than the performance data presented. H&H Co-Investment Partners, LLC is not required by law to follow any standard methodology when calculating and representing performance data, and as a result the performance of H&H Co-Investment Partners, LLC may not be directly comparable to the performance of other funds.

This press release is not an offer to sell, or the solicitation of an offer to purchase, any securities of H&H Co-Investment Partners, LLC, in any jurisdiction where such offer or sale would be prohibited.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references and links to the websites www.HHVC.com and www.facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

Media Contact:

Daniel B. Wolfe

Harris & Harris Group, Inc.

212-582-0900